[EXECUTION VERSION]















                             ATLAS AIR, INC., ISSUER




                            Pass Through Certificates
                                  Series 1999-1



                             UNDERWRITING AGREEMENT











Dated: April 5, 1999





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                             ATLAS AIR, INC., ISSUER



                    Pass Through Certificates, Series 1999-1


                             UNDERWRITING AGREEMENT

                                                                   April 5, 1999


Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
ING Baring Furman Selz LLC
CIBC Oppenheimer Corp.

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

     Atlas Air, Inc., a Delaware corporation (the "Company"), proposes that Wilmington Trust Company, as pass through trustee (the "Trustee") under each of the Trusts (as defined below), issue and sell to the underwriters named in
Schedule II hereto its pass through certificates in the aggregate principal amounts and with the interest rates and final distribution dates set forth on
Schedule I hereto (the "Offered Certificates") on the terms and conditions stated herein. As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule II, and the term "you" shall mean Morgan Stanley & Co. Incorporated ("Morgan Stanley").

     The Offered Certificates will be issued pursuant to a Pass Through Trust Agreement dated as of April 1, 1999 (the "Basic Agreement") as supplemented by four Pass Through Trust Supplements (individually, a "Series Supplement"), each to be dated as of the Closing Date (as defined below) between the Company and the Trustee (the Basic Agreement as supplemented by each Series Supplement being referred to herein individually as a "Pass Through Trust Agreement"). The Series Supplements are related to the creation and administration of Atlas Air Pass Through Trust, Series 1999-1A-1 (the "Class A-1 Trust"), Atlas Air Pass Through Trust, Series 1999-1A-2 (the "Class A-2 Trust"), Atlas Air Pass Through Trust, Series 1999-1B (the "Class B Trust") and Atlas Air Pass Through Trust, Series 1999-1C (the "Class C Trust"; and together with the Class A-1 Trust, the Class A-2 Trust and the Class B Trust, the "Trusts").



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     The cash proceeds of the offering of Offered Certificates by each Trust will be paid to First Security Bank, National Association, as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriters, the Trustee of such Trust and Wilmington Trust Company, as paying agent (the "Paying Agent"), for the benefit of the holders of Offered Certificates issued by such Trust (each, an "Escrow Agreement"). The Escrow Agent will deposit such cash proceeds (each, a "Deposit") with Credit Suisse First Boston, New York Branch (the "Depositary"), in accordance with a Deposit Agreement relating to such Trust (each, a "Deposit Agreement"), and will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement referred to herein) referred to herein from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the "Note Purchase Agreement") among the Company, Wilmington Trust Company, as Trustee of each of the Trusts, as Subordination Agent (as hereinafter defined) and as Paying Agent, and the Escrow Agent. Each Escrow Agent will issue receipts to be attached to each related Offered Certificate ("Escrow Receipts") representing each holder's fractional undivided interest in amounts deposited with such Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Offered Certificates.

     Certain amounts of interest payable on the Offered Certificates will be entitled to the benefits of separate liquidity facilities. ABN AMRO Bank N.V., acting through its Chicago branch, in the case of the Class A-1 Trust and the Class A-2 Trust (in such capacity, the "Class A-1 and A-2 Liquidity Provider") and Morgan Stanley Capital Services, Inc., in the case of the Class B Trust and the Class C Trust (in such capacity, the "Class B and C Liquidity Provider" and, together with the Class A-1 and A-2 Liquidity Provider, the "Liquidity Providers") will enter into separate revolving credit agreements with respect to each Trust (each, a "Liquidity Facility") to be dated as of the Closing Date for the benefit of the holders of the Offered Certificates. The Liquidity Providers and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") among the Trustees, Wilmington Trust Company, as subordination agent and trustee thereunder (the "Subordination Agent"), and the Liquidity Providers.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No. 333-71833) relating to certain classes of securities (such registration statement, including the exhibits thereto and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the



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

"Exchange Act") that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the "Registration Statement") and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). A prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein, as further specified in Section 4(c) hereof, will be prepared and filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "Prospectus Supplement" and any prospectus supplement relating to the Offered Certificates filed prior to the filing of the Prospectus Supplement being herein referred to as a "Preliminary Prospectus Supplement"). The base prospectus, dated February 16, 1999, included in the Registration Statement relating to offerings of pass through certificates generally, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the "Prospectus", except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

     Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Trust Agreements or in the Note Purchase Agreement or the Intercreditor Agreement referred to in the Pass Through Trust Agreements; provided that, as used in this Agreement, the term "Operative Agreements" shall mean the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Pass Through Trust Agreements and the Financing Agreements (as defined in the Intercreditor Agreement).

     1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with each Underwriter that:

          (i) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of its annual report on Form 10-K for the fiscal year ended December 31, 1998, the Registration Statement, and any amendments and supplements thereto, complied in all material respects with the requirements of the Securities Act and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and on the Closing Date (as defined below), neither



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     the Prospectus nor any amendments thereof and supplements thereto, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through Morgan Stanley & Co. Incorporated expressly for use in the Prospectus or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the
     "Trust Indenture Act"), on Form T-1.

          (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or, at any time prior to the completion of the distribution of the Offered Certificates by the Underwriters, they are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and when read together with the other information in the Prospectus, did not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to perform its obligations under this Agreement and the Operative Documents to which it is, or is to be, a party; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (an "Atlas Material Adverse Effect").

          (iv) The Company's only subsidiaries are Atlas One, Inc., Atlas Freighter Leasing, Inc., Atlas Freighter Leasing II, Inc., Atlas Air Services Limited, LHC Properties, Inc., Atlas Flightlease, Inc., Genessee Insurance Company, Ltd., Atlas Air Worldwide Holdings, Inc. and Atlas Air Services and Products, Inc. (collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good



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     standing would not have an Atlas Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (v) This Agreement has been duly authorized, executed and delivered by the Company.

          (vi) The Operative Agreements to which the Company is, or is to be, a party, have each been duly authorized by the Company, are or will be substantially in the form heretofore supplied to you and, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, when duly executed and delivered by the Company will constitute valid and binding obligations of the Company, except (x) as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (y) as enforcement thereof may be limited by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Offered Certificates, the Equipment Notes, the Indentures, the Leases and other Operative Agreements to which the Company is, or is to be, a party will conform in all material respects to the descriptions thereof in the Prospectus. The Basic Agreement as executed is substantially in the form filed as an Exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act.

          (vii) The Company is a "citizen of the United States" (as defined in
     Section 40102(a)(15) of Title 49 of the United States Code, as amended) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the "Federal Aviation Act"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

          (viii) Assuming the due authorization of the Offered Certificates by the Trustee, when executed, authenticated, issued and delivered in the manner provided for in the related Pass Through Trust Agreement and sold and paid for as provided in this Agreement, each of the Offered Certificates will be valid and binding obligations of the Trustee entitled to the benefits of the related Pass Through Trust Agreement, enforceable against the Trustee in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable



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     principles (whether considered in a proceeding in equity or at law). When executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreements, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreements.

          (ix) The execution and delivery by the Company of this Agreement and the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions contemplated in this Agreement and such Operative Documents, and compliance by the Company with the terms of this Agreement and such Operative Documents will not contravene (i) the certificate of incorporation or by-laws of the Company,
     (ii) any provision of applicable law or any agreement or other instrument binding upon the Company or any of the Subsidiaries, except for such contraventions as would not, singly or in the aggregate, have an Atlas Material Adverse Effect, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the valid authorization, execution, delivery and performance by the Company of this Agreement and the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement and such Operative Documents, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Certificates, (y) filings or recordings with the Federal Aviation Administration (the "FAA") and under the Uniform Commercial Code as in effect in Colorado and Utah, which filings or recordings referred to in this clause (y), with respect to any particular set of Financing Agreements, shall have been made, or duly presented for filing or recordation, on or prior to the applicable Funding Date for the Aircraft related to such Financing Agreements and (z) such as may be required under the rules of the National Association of Securities Dealers.

          (x) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (xi) Except as accurately described in all material respects in the Prospectus and except as would not have an Atlas Material Adverse Effect and would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Operative Documents, to which it is, or is to be, a party, or to consummate the transactions contemplated by the Prospectus there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of the Subsidiaries is or may be a party or to which any of the properties of the Company or any of the Subsidiaries is or may be subject.



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          (xii) Except as described in the Prospectus, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have an Atlas Material Adverse Effect.

          (xiii) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except (A) as described in the Prospectus or (B) as would not have an Atlas Material Adverse Effect.

          (xiv) Except as described in the Prospectus, no labor problem exists with the Company's employees or with employees of any Subsidiary or, to the best knowledge of the Company, is imminent that could reasonably be expected to have an Atlas Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal contractors or customers that could reasonably be expected to have an Atlas Material Adverse Effect.

          (xv) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have an Atlas Material Adverse Effect.

          (xvi) Neither the Company nor any of the Trusts is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Prospectus, none of the Trusts will be an "investment company" as defined in the Investment Company Act, nor will the escrow arrangements contemplated by the Escrow Agreements result in the creation of, an "investment company" as defined in the Investment Company Act.

          (xvii) The accountants that examined and issued an auditors report with respect to the consolidated financial statements of the Company and its consolidated



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     subsidiaries included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the Securities Act.

          (xviii) The consolidated financial statements included in the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Prospectus present fairly the information required to be stated therein.

          (xix) The Company and the Subsidiaries possess adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, have an Atlas Material Adverse Effect.

          (xx) No Appraiser is an affiliate of the Company or has a substantial interest, direct or indirect, in the Company. None of the officers and directors of any of such Appraisers is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          (xxi) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xxii) The Company's disclosure in the Prospectus regarding Year 2000 compliance satisfies in all material respects the requirements of the Securities Act.

     (b) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Offered Certificates, shall be deemed a representation and warranty by (and only by) the Company to the Underwriters as to the matters covered thereby.

     The representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date.

     2. Purchase, Sale and Delivery of Offered Certificates. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and



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the conditions herein set forth, the Company agrees to cause the Trustees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustees, at a purchase price of 100% of the principal amount thereof, the aggregate principal amount of Offered Certificates of each Pass Through Certificate Designation set forth opposite the name of such Underwriter in Schedule II. Concurrently with the issuance of the Offered Certificates, the Escrow Agents shall issue and deliver to the Trustees the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Offered Certificates.

     (b) The Company is advised by you that the Underwriters propose to make a public offering of the Offered Certificates purchased by the Underwriters hereunder on the terms to be set forth in the Prospectus as soon as practicable after this Agreement has been entered into as in your judgment is advisable.

     (c) As compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute the Offered Certificates, the Company will pay to each Underwriter an amount equal to that percentage of the aggregate principal amount of Offered Certificates purchased by such Underwriter (as set forth in Schedule II). Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Offered Certificates (with attached Escrow Receipts) to the Underwriters. Payment of such compensation shall be made by Federal funds check or other immediately available funds.

     (d) Delivery of and payment for the Offered Certificates (with attached Escrow Receipts) shall be made at the offices of Shearman & Sterling at 599 Lexington Avenue, New York, New York 10022-6069 at 10:00 A.M. on April 13, 1999 or such other date, time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Offered Certificates (with attached Escrow Receipts) being herein called the "Closing Date"). Delivery of the Offered Certificates (with attached Escrow Receipts) issued by each Trust shall be made to your account at The Depository Trust Company ("DTC") for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof. Payment for the Offered Certificates issued by each Trust and the related Escrow Receipts attached thereto shall be made by the Underwriters by wire transfer of immediately available funds to the accounts and in the manner specified in the related Escrow Agreements. The Offered Certificates (with attached Escrow Receipts) issued by each Trust shall be in the form of one or more fully registered global certificates, and shall be deposited with the related Trustee as custodian for DTC and registered in the name of Cede & Co.

     (e) The Company agrees to have global certificates representing the Offered Certificates (with attached Escrow Receipts) available for inspection and checking by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.



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     (f) It is understood that each Underwriter has authorized you for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Certificates (with attached Escrow Receipts) that it has agreed to purchase. You, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Offered Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

     3. Conditions to Closing. The obligations of the Underwriters under this Agreement to purchase the Offered Certificates will be subject to the following conditions:

     (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

     (b) Subsequent to the date of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Offered Certificates, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; provided that, in the case of Standard & Poor's Rating Services only, so long as the Offered Certificates shall have received the ratings indicated in paragraph
(o) of this Section 3, this condition precedent to closing shall not be breached if, prior to the Closing Date, Standard & Poor's Rating Services shall give notice of any review for possible change of the ratings for the Offered Certificates and such notice shall be communicated in language which is substantially identical to that used in recent press releases regarding securities of the Company similar to the Offered Certificates; and

     (c) On the Closing Date, (i) (A) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (C) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (D) the other representations and warranties of the Company set forth in this Agreement and each of the Operative Documents shall be accurate in all material respects as though expressly made at and as of the Closing Date (except to the extent that such representations and warranties refer to an earlier or later date, in which case they shall be accurate in all material respects as of such dates) and (ii) subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the

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Company and its subsidiaries, taken as a whole, from that set forth in the
Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus. At the Closing Date, you shall have received a certificate of either the Chief Financial Officer or the Executive Vice President of the Company, dated as of the Closing Date, to the effect set forth in Sections 3(a) and 3(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (d) On the Closing Date, you shall have received an opinion of Cahill Gordon & Reindel, as counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

     (e) On the Closing Date, you shall have received an opinion of David Brictson, in-house legal counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit C hereto.

     (f) On the Closing Date, you shall have received an opinion of Morris, James, Hitchens & Williams, counsel for Wilmington Trust Company, individually and as Trustee, Subordination Agent and Paying Agent, dated the Closing Date, to the effect set forth in Exhibit D hereto.

     (g) On the Closing Date, you shall have received an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, to the effect set forth in Exhibit E hereto.

     (h) On the Closing Date, you shall have received (i) an opinion of Vedder, Price, Kaufmann & Kammholz, counsel for the Class A-1 and A-2 Liquidity Provider, dated the Closing Date, to the effect set forth in Exhibit F hereto; and (ii) an opinion of Shearman & Sterling, counsel for the Class B and C Liquidity Provider, dated the Closing Date, to the effect set forth in Exhibit F-2 hereto.

     (i) On the Closing Date, you shall have received (i) an opinion of Shearman & Sterling, counsel for the Depositary, dated the Closing Date, to the effect set forth in Exhibit G-1 hereto and (ii) an opinion of in-house legal counsel to the Depositary, dated as of the Closing Date, to the effect set forth in Exhibit G-2 hereto.

     (j) On the Closing Date, you shall have received an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

     (k) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (l) The Company shall have furnished to you and to counsel for the Underwriters, in form and substance satisfactory to you, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 3(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

     (m) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     (n) At the Closing Date, each of the Operative Agreements (other than the Indentures, Leases and Participation Agreements) shall have been duly executed and delivered by each of the parties thereto; the representations and warranties of the Company contained in each of such executed Operative Agreements shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) and the Underwriters shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

     (o) On the Closing Date, the Offered Certificates shall be rated "A3" in the case of the Offered Certificates of the Class A-1 Trust, "A3" in the case of the Offered Certificates of the Class A-2 Trust, "Baa3" in the case of the Offered Certificates of the Class B Trust, and "Ba3" in the case of the Offered Certificates of the Class C Trust by Moody's Investors Service, Inc.; "AA-" in the case of the Offered Certificates of the Class A-1 Trust, "AA-" in the case of the Offered Certificates of the Class A-2 Trust, "A-" in the case of the Offered Certificates of the Class B Trust, and "BBB-" in the case of the Offered Certificates of the Class C Trust by Standard & Poor's Ratings Services; "AA-" in the case of the Offered

Certificates of the Class A-1 Trust, "AA-" in the case of the Offered Certificates of the Class A-2 Trust, "A-" in the case of the Offered Certificates of the Class B Trust, and "BBB-" in the case of the Offered Certificates of the Class C Trust by Fitch IBCA, Inc.; and "AA-" in the case of the Offered Certificates of the Class A-1 Trust, "AA-" in the case of the Offered Certificates of the Class A-2 Trust, "A-" in the case of the Offered Certificates of the Class B Trust, and "BBB-" in the case of the Offered Certificates of the Class C Trust by Duff & Phelps Credit Rating Company;

     If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in paragraph (i) of Section 4. Notwithstanding any such termination, the provisions of Section 5 shall remain in effect.

     4. Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

          (a) To furnish you, without charge, such number of copies of the Prospectus in New York City as you may reasonably request, on or prior to the second business day next succeeding the date of this Agreement, and thereafter from time to time as requested during the period mentioned in paragraph (e) below, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request.

          (b) To furnish to you as many conformed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after such Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period mentioned in paragraph (e) below) and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request and, if requested by you, to furnish to you, for each of the Underwriters, one signed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (c) Promptly following the execution of this Agreement, to prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Offered Certificates and their terms and conditions (to the extent not otherwise specified in the Preliminary Prospectus Supplement or the Base Prospectus), the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as a representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you, the Company deems appropriate in connection with the offering of the Offered Certificates. The Company will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

          (d) Before amending the Registration Statement or supplementing the Prospectus in respect of Offered Certificates during the period mentioned in paragraph (e) below, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object; provided that the requirements of this paragraph (d) shall not apply to any amendment of the Registration Statement concerning the provisions of the Registration Statement relating to securities of a type other than the Offered Certificates.

          (e) If, during such period after the first date of the public offering of the Offered Certificates and prior to the date on which all of the Offered Certificates shall have been sold by the Underwriters any event shall occur or condition exist as a result of which it is necessary in your judgement to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law; provided that with respect to any amendment or supplement which you or your counsel shall, on any date after the end of the period concluding nine calendar months after the date hereof, require to be made or produced by the Company, all such costs and expenses incurred as a result of such amendment or supplement shall be for the account of the Underwriters.

          (f) During the period mentioned in paragraph (e) above, to notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes; and to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (g) To use its reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offer and sale under the securities laws of such states and other jurisdictions as you may reasonably request to complete the initial distribution of the Offered Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply you with such information as is necessary for the determination of legality of the Offered Certificates for investment under the laws of such jurisdictions as you may reasonably request.

          (h) To make generally available to the Company's security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the Securities Act), covering
     (i) a period of 12 months beginning after the effective date of the Registration Statement and any post-effective amendment thereof but not later than the first day of the Company's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Offered Certificates and all other fees or expenses in connection with the preparation of the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Offered
     Certificates to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Certificates under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by ratings agencies for the rating of the Offered Certificates, (v) the reasonable fees and disbursements of the Indenture Trustee, the Subordination Agent, the Trustees and their counsel, (vi) the cost of the preparation, issuance and delivery of the Offered Certificates, (vii) the reasonable fees and disbursements of Shearman & Sterling as counsel for the Underwriters (other than those provided for in Clause (iii) of this Section 4(i)) and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 4(i), Section 5 and the last paragraph of Section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Offered Certificates by them and any advertising expenses connected with any offers they may make.

          (j) For a period of three years after the Closing Date, to make available to the Underwriters, copies of all annual reports, quarterly reports and current reports filed by the Company with the Securities and Exchange Commission (the "Commission") on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of Offered Certificates or to its security holders generally; provided that at such time the Company has securities registered under
     Section 12(b) or 12(g) of the Exchange Act.

          (k) In connection with the offering, until you shall have notified the Company of the completion of the resale of the Offered Certificates, neither the Company nor any of its Affiliates has bid for or purchased or will bid for or purchase, either alone or with one or more other persons, for any account in which it or any of its affiliates has a beneficial interest any Offered Certificates; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Certificates.

          (l) Between the date of this Agreement and the Closing Date, not to offer, sell or enter into any agreement to sell, directly or indirectly, any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto) other than the Offered Certificates or Equipment Notes relating thereto, without your prior written consent.

          (m) During the period when a prospectus relating to the Offered Certificates is required to be delivered under Section 5(c) of the Securities Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (n) To comply to the best of its abilities with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Offered Certificates as contemplated in this Agreement and in the Prospectus.

     5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities incurred by any Underwriter are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriter (and, in the case of such losses, claims, damages or liabilities incurred by Morgan Stanley, by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Class B and C Liquidity Provider or to Morgan Stanley, Dean Witter & Co.) furnished to the Company in writing by such Underwriters through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Certificates, or any person controlling such Underwriter, if a copy of the Prospectus Supplement (as then amended or supplemented if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Certificates to such persons, and the Prospectus Supplement (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 4(a) hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus, or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of such Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of such Offered Certificates shall be deemed to be in the same respective proportions as (in the case of the Company) the net proceeds from the offering of such Offered Certificates (before deducting expenses) received by the Trusts and (in the case of the Underwriters) the total commissions received by the Underwriters in respect of the Offered Certificates, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate offering price of such Offered Certificates. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective principal amount of Offered Certificates they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this
Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling any Underwriter, by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Certificates. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     6. Termination. (a) This Agreement shall be subject to termination by notice given by you to the Company, if (i) after the execution and delivery of this Agreement and prior to the Closing Date (A) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (ii) in the case of any of the events specified in clauses (i)(A) through (D), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

     (b) If this Agreement is terminated pursuant to this Section 6, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4(i). Notwithstanding any such termination, the provisions of Section 5 shall remain in effect.

     (c) This Agreement may also terminate pursuant to the provisions of Section 3, with the effect stated in such Section.

     7. Notices. All notices and other communications under this Agreement shall be in writing, and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission to:

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway
                  New York, New York  10036
                  Attention:  Tom Cahill
                  Facsimile number:  (212) 761-0786

or, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission to it at:

                  Atlas Air, Inc.
                  538 Commons Drive
                  Golden, Colorado  80401
                  Attention:  Chief Financial Officer
                  Facsimile number:  (303) 526-5051
with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Attention:  Stephen A. Greene, Esq.
                  Facsimile number:  (212) 269-5420


     8. Effect of Default. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Offered Certificates that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates set forth opposite their respective names in
Schedule I bears to the aggregate principal amount of Offered Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Underwriter may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates which it or they have agreed to purchase on such date and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company, except that the Company will continue to be liable for the payment of expenses for any non-defaulting Underwriter to the extent set forth in paragraph (i) of
Section 4. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     9. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                 Very truly yours,

                                 ATLAS AIR, INC.



                                 By:  /s/ Michael Chowdry
                                      -----------------------------------
                                      Name:   Michael Chowdry
                                      Title:  Chairman, CEO and President



Accepted as of the date first above written:

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
ING Baring Furman Selz LLC
CIBC Oppenheimer Corp.

By:      MORGAN STANLEY & CO. INCORPORATED
         Acting on behalf of itself and other named Underwriters


By:      /s/ Christopher Chaput
         ------------------------------------
         Name:   Christopher Chaput
         Title:  Vice President

                                   SCHEDULE I

                   (Pass Through Certificates, Series 1999-1)

ATLAS AIR, INC.

        Pass Through                Aggregate                                           Final Expected
        Certificate                 Principal                       Interest             Distribution
        Designation                  Amounts                          Rate                   Date

          1999-1A-1            $268,208,000.00                        7.20%             January 2, 2019
          1999-1A-2            $43,544,000.00                         6.88%             July 2, 2009
           1999-1B             $111,910,000.00                        7.63%             January 2, 2015
           1999-1C             $119,904,000.00                        8.77%             January 2, 2011


                                   SCHEDULE II

                   (Pass Through Certificates, Series 1999-1)

                                 ATLAS AIR, INC.


               Underwriter                       1999-1A-1            1999-1A-2           1999-1B             1999-1C
               -----------                       ---------            ---------           -------             -------

Morgan Stanley & Co.                       $134,104,000           $21,772,000       $55,955,000          $59,952,000
     Incorporated
BT Alex. Brown Incorporated                $107,283,200           $17,417,600       $44,764,000          $47,961,600
ING Baring Furman Selz LLC                 $13,410,400            $2,177,200        $5,595,500           $5,995,200
CIBC Oppenheimer Corp.                     $13,410,400            $2,177,200        $5,595,500           $5,995,200
                                           --------------------------------------------------------------------------------
         Total:                            $268,208,000           $43,544,000       $111,910,000         $119,904,000
                                           ================================================================================



Underwriting fees, discounts, commissions or other compensation:$4,892,094. This sum represents 0.90% of the aggregate principal amount of the Offered Certificates.